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                                                                      EXHIBIT 21

                             NABORS INDUSTRIES LTD.
                            SIGNIFICANT SUBSIDIARIES
                             AS OF DECEMBER 31, 2004

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
Subsidiary                                          Jurisdiction
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
Nabors Drilling Canada ULC                          Nova Scotia
Nabors Drilling International Ltd                   Bermuda
Nabors Drilling USA, LP                             Delaware
Nabors Drilling Limited (Canada)                    Canada
Nabors Holding Company                              Delaware
Nabors Industries Inc.                              Delaware
Nabors International Finance Inc                    Delaware
Nabors International Holdings Ltd                   Bermuda
Nabors International Inc                            Delaware
Nabors Management Ltd                               Bermuda
Nabors Canada LP                                    Alberta
Nabors Offshore Americas S.a.r.L.                   Luxembourg
Nabors Offshore Netherlands B.V.                    Netherlands
Nabors Perforaciones de Mexico S. de R.L. de C.V.   Mexico
Nabors Drilling International II Ltd                Bermuda
Ryan Energy Technologies Inc.                       Alberta
Oak Leaf Investments Inc                            Delaware
Pool Company                                        Delaware
Sundowner Offshore International Ltd                Bermuda
Yellow Deer Investments Corp                        Nevada
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